EXHIBIT 21.1
INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction	Name Under Which
Name	of Organization	Subsidiary Does Business
Entercom, Inc.	Delaware	Entercom, Inc.
Entercom Arizona, LLC	Delaware	Entercom Arizona, LLC
Entercom California, LLC	Delaware	Entercom California, LLC
Entercom Colorado, LLC	Delaware	Entercom Colorado, LLC
Entercom Connecticut, LLC	Delaware	Entercom Connecticut, LLC
Entercom Florida, LLC	Delaware	Entercom Florida, LLC
Entercom Georgia, LLC	Delaware	Entercom Georgia, LLC
Entercom Illinois, LLC	Delaware	Entercom Illinois, LLC
Entercom Indiana, LLC	Delaware	Entercom Indiana, LLC
Entercom Kansas, LLC	Delaware	Entercom Kansas, LLC
Entercom License, LLC	Delaware	Entercom License, LLC
Entercom Louisiana, LLC	Delaware	Entercom Louisiana, LLC
Entercom Maryland, LLC	Delaware	Entercom Maryland, LLC
Entercom Massachusetts, LLC	Delaware	Entercom Massachusetts, LLC
Entercom Media Corp.	Delaware	Entercom Media Corp.
Entercom Miami, LLC	Delaware	Entercom Miami, LLC
Entercom Michigan, LLC	Delaware	Entercom Michigan, LLC
Entercom Minnesota, LLC	Delaware	Entercom Minnesota, LLC
Entercom Missouri, LLC	Delaware	Entercom Missouri, LLC
Entercom Nevada, LLC	Delaware	Entercom Nevada, LLC
Entercom New York, LLC	Delaware	Entercom New York, LLC
Entercom North Carolina, LLC	Delaware	Entercom North Carolina, LLC
Entercom Ohio, LLC	Delaware	Entercom Ohio, LLC
Entercom Operations, Inc.	Delaware	Entercom Operations, Inc.
Entercom Oregon, LLC	Delaware	Entercom Oregon, LLC
Entercom Pennsylvania, LLC	Delaware	Entercom Pennsylvania, LLC
Entercom Properties, LLC	Delaware	Entercom Properties, LLC
Entercom Radio Tower, LLC	Delaware	Entercom Radio Tower, LLC
Entercom Rhode Island, LLC	Delaware	Entercom Rhode Island, LLC
Entercom South Carolina, LLC	Delaware	Entercom South Carolina, LLC
Entercom Sports Radio, LLC	Delaware	Entercom Sports Radio, LLC
Entercom Tennessee, LLC	Delaware	Entercom Tennessee, LLC
Entercom Texas, LLC	Delaware	Entercom Texas, LLC
Entercom Virginia, LLC	Delaware	Entercom Virginia, LLC
Entercom Washington, LLC	Delaware	Entercom Washington, LLC
Entercom Washington DC, LLC	Delaware	Entercom Washington DC, LLC
Entercom Wisconsin, LLC	Delaware	Entercom Wisconsin, LLC
Eventful, LLC	Delaware	Eventful, LLC
Infinity Broadcasting, LLC	Delaware	Infinity Broadcasting, LLC

EXHIBIT 21.1
INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Cadence 13, LLC	Delaware	Cadence 13, LLC
	New York	SUNY Digital, LLC
	Delaware	Fantasy Sports Voices, LLC
	Delaware	WYD Media Ad Sales LLC
	New York	WYD TOTD Media Ad Sales, LLC
Pineapple Street Media, LLC	Delaware	Pineapple Street Media, LLC
QL Gaming Group, LLC	Delaware	QL Gaming Group
	Delaware	Accuscore, LLC